                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): November 24, 1997


                          YURIE SYSTEMS, INCORPORATED
            (Exact name of Registrant as specified in its charter)


State or other jurisdiction of incorporation: Delaware

Commission File No.: 0-36413

I.R.S. Employer Identification No.: 52-1778987

Address of principal executive offices:  8301 Professional Place
                                         Landover, MD 20785-2237

Registrant's telephone number, including area code: (301) 352-4600

Former name or former address, if changed since last report: Not applicable

     References in this report on Form 8-K to "Yurie," or the "Company" refer to Yurie Systems, Inc.

Item 5. Other Events.
        -------------

     On November 3, 1997, the Company announced plans to acquire privately-held Data Labs, Inc., a Delaware corporation, ("Data Labs"), based in Maryland that manufactures and markets branch office ATM access products. The Company had signed a letter of intent on October 28, 1997 to acquire Data Labs. On November 15, 1997, the letter of intent expired by its terms. The Company and Data Labs have continued acquisition discussions. Consummation of the acquisition is subject to the execution of a definitive merger agreement, as well as approval by the boards of directors of Data Labs and Yurie, and the stockholders of Data Labs, and Data Labs' obtaining certain consents and waivers. There can be no assurance that the transaction will be consummated.

     The following historical financial statements of Data Labs and pro forma financial information of the Company are being filed to reflect the Company's probable acquisition of Data Labs:

     (a) Financial statements of Data Labs as of December 31, 1995 and 1996 and for the nine month periods ending September 30, 1996 and 1997.

     (b) Unaudited pro forma financial information of the Company as of December 31, 1995 and 1996 and for the nine month periods ending September 30, 1996 and 1997.

Forward Looking Statements
--------------------------

     The Private Securities Litigation Reform Act provides a "safe harbor" for forward-looking statements. Certain Statements included in this Report on Form 8-K are forward-looking. Such forward-looking statements are based on the Company's current expectations and are subject to a number of risks and uncertainties that could cause the

Company's actual future results and financial position to differ significantly from results expressed or implied in any forward-looking statements made by, or on behalf of, the Company. The Company assumes no obligation to update any forward-looking statements contained herein or that made be made from time to time by, or on behalf of, the Company. Information presented in this Form 8-K should be read in conjunction with the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        YURIE SYSTEMS, INC.


                                        By: /s/ Harry D'Andrea
                                            ------------------------------------
                                            Name: Harry D'Andrea
                                            Title: Chief Financial Officer and
                                                     Treasurer

Dated: November 24, 1997

                                 EXHIBIT INDEX


Exhibit       Description
-------       -----------
  27          Financial Data Schedules

                              YURIE SYSTEMS, INC.
                        Unaudited Pro Forma Balance Sheet
                              September 30, 1997


                                                                                                  Pro Forma
                                                         Yurie            Data        ----------------------------------
                                                     Systems, Inc.     Labs, Inc.      Adjustments          Combined
                                                    ---------------   -------------   -------------      ---------------
                           ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                          $ 22,766,548     $   318,142     $         -         $ 23,084,690
   Restricted cash                                       1,000,000               -                            1,000,000
   Short term investments                               21,883,297               -                           21,883,297
   Accounts receivable                                  10,071,495          41,696         (77,284)  (1)     10,035,907
   Interest receivable                                     302,483               -                              302,483
   Inventory                                             4,687,665         291,027          (5,400)  (1)      4,973,292
   Deferred income taxes                                   950,988               -         195,000   (3)      2,286,431
                                                                                         1,140,443   (2)
   Prepaid expenses                                        414,407               -                              414,407
                                                    ---------------   -------------   -------------      ---------------
         Total current assets                           62,076,883         650,865       1,252,759           63,980,507

PROPERTY AND EQUIPMENT, net                              6,075,448         211,289                            6,286,737

OTHER ASSETS                                               141,372           4,174                              145,546
                                                    ---------------   -------------   -------------      ---------------

      TOTAL ASSETS                                    $ 68,293,703     $   866,328     $ 1,252,759         $ 70,412,790
                                                    ===============   =============   =============      ===============


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                   $  2,511,166     $   140,000     $   (79,390)  (1)   $  2,571,776
   Accrued liabilities                                   5,225,022         310,904         500,000   (3)      6,035,926
   Unearned revenue                                         41,250               -                               41,250
   Equipment loan                                                -         300,000                              300,000
                                                    ---------------   -------------   -------------      ---------------
         Total current liabilities                       7,777,438         750,904         420,610            8,948,952

ACCRUED RENT                                               390,621               -                              390,621
DEFERRED INCOME TAXES                                      326,463               -                              326,463
CAPITAL LEASE OBLIGATIONS                                        -          25,745                               25,745

STOCKHOLDERS' EQUITY:
   Preferred Stock                                               -       3,130,000      (3,130,000)  (5)              -
   Common Stock                                            249,100           3,270             314   (5)        252,684
   Treasury Stock                                         (461,166)              -                             (461,166)
   Additional paid-in capital                           51,097,181           2,063       3,129,686   (5)     54,228,930
   Retained earnings                                     8,914,066      (3,045,654)        832,149   (4)      6,700,561
                                                    ---------------   -------------   -------------      ---------------
         Total stockholders' equity                     59,799,181          89,679         832,149           60,721,009
                                                    ---------------   -------------   -------------      ---------------

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $ 68,293,703     $   866,328     $ 1,252,759         $ 70,412,790
                                                    ===============   =============   =============      ===============


             See notes to pro forma combined financial statements.

                              YURIE SYSTEMS, INC.
                Unaudited Pro Forma Combined Statement of Income
                  For the Nine Months Ended September 30, 1997


                                                                                            Pro Forma
                                             Yurie              Data           -----------------------------------
                                          Systems, Inc.      Labs, Inc.         Adjustments             Combined
                                          ------------      ------------       ------------           ------------
Revenues:
   Product revenue                        $ 30,436,798      $    265,918       $   (170,582) (1)      $ 30,532,134
   Service revenue                           2,913,927                --                                 2,913,927
   Other revenue                                    --                --                 --
                                          ------------      ------------       ------------           ------------
         Total Revenues                     33,350,725           265,918           (170,582)            33,446,061

Cost of Revenues:
   Cost of product revenue                  11,023,160           158,128           (191,538) (1)        10,989,750
   Cost of service revenue                   2,152,620                --                                 2,152,620
                                          ------------      ------------       ------------           ------------
         Total Cost of Revenues             13,175,780           158,128           (191,538)            13,142,370

Gross Profit                                20,174,945           107,790             20,956             20,303,691

Operating Expenses:
   General and administrative                4,121,988           605,947                                 4,727,935
   Sales and marketing                       3,686,102           750,675                                 4,436,777
   Research and development                  5,339,509           767,753                                 6,107,262
                                          ------------      ------------       ------------           ------------
         Total Operating Expenses           13,147,599         2,124,375                 --             15,271,974

Income (Loss) from Operations                7,027,346        (2,016,585)            20,956              5,031,717

Other Income (Expense)                       1,130,253            29,200                                 1,159,453
                                          ------------      ------------       ------------           ------------

Income (Loss) Before Income Taxes            8,157,599        (1,987,385)            20,956              6,191,170

Tax Provision                                3,177,000                --           (701,947) (2)         2,475,053
                                          ------------      ------------       ------------           ------------

Net Income (Loss)                         $  4,980,599      $ (1,987,385)      $    722,903           $  3,716,117
                                          ============      ============       ============           ============


NET INCOME PER COMMON SHARE:              $       0.19                                                $       0.14
                                          ============                                                ============


WEIGHTED AVERAGE SHARES OUTSTANDING:

                                            26,346,737                                                  26,705,149
                                          ============                                                ============


             See notes to pro forma combined financial statements.

                              YURIE SYSTEMS, INC.
                Unaudited Pro Forma Combined Statement of Income
                  For the Nine Months Ended September 30, 1996


                                                                                           Pro Forma
                                             Yurie              Data           ----------------------------------
                                          Systems, Inc.      Labs, Inc.         Adjustments            Combined
                                          ------------      ------------       ------------          ------------
Revenues:
   Product revenue                        $ 13,023,251      $        995       $         --          $ 13,024,246
   Service revenue                           1,622,614            37,260                                1,659,874
   Other revenue                               391,667                --                                  391,667
                                          ------------      ------------       ------------          ------------
         Total Revenues                     15,037,532            38,255                 --            15,075,787

Cost of Revenues:
   Cost of product revenue                   4,536,284                --                 --             4,536,284
   Cost of service revenue                   1,094,741            19,250                                1,113,991
                                          ------------      ------------       ------------          ------------
          Total Cost of Revenues             5,631,025            19,250                 --             5,650,275

Gross Profit                                 9,406,507            19,005                 --             9,425,512

Operating Expenses:
   General and administrative                1,733,013           221,841                                1,954,854
   Sales and marketing                         790,256           130,098                                  920,354
   Research and development                  2,379,923           323,409                                2,703,332
                                          ------------      ------------       ------------          ------------
          Total Operating Expenses           4,903,192           675,348                 --             5,578,540

Income (Loss) from Operations                4,503,315          (656,343)                --             3,846,972

Other Income (Expense)                          62,064             4,677                                   66,741
                                          ------------      ------------       ------------          ------------

Income (Loss) Before Income Taxes            4,565,379          (651,666)                --             3,913,713

Tax Provision                                1,826,152                --           (254,150) (2)        1,572,002
                                          ------------      ------------       ------------          ------------

Net Income (Loss)                         $  2,739,227      $   (651,666)      $    254,150          $  2,341,711
                                          ============      ============       ============          ============


NET INCOME PER COMMON SHARE:              $       0.13                                               $       0.11
                                          ============                                               ============


WEIGHTED AVERAGE SHARES OUTSTANDING:

                                            21,750,808                                                 22,109,220
                                          ============                                               ============


              See notes to pro forma combined financial statements.

                              YURIE SYSTEMS, INC.
               Unaudited Pro Forma Combined Statement of Income
                     For the Year Ended December 31, 1996


                                                                                             Pro Forma
                                             Yurie              Data           ------------------------------------
                                          Systems, Inc.      Labs, Inc.        Adjustments               Combined
                                          ------------      ------------       ------------            ------------
Revenues:
   Product revenue                        $ 18,728,525      $     75,058       $    (65,890)  (1)      $ 18,737,693
   Service revenue                           2,490,563            37,260                                  2,527,823
   Other revenue                               391,667                 -                                    391,667
                                          ------------      ------------       ------------            ------------
         Total Revenues                     21,610,755           112,318            (65,890)             21,657,183

Cost of Revenues:
   Cost of product revenue                   6,783,520            62,216            (39,534)  (1)         6,806,202
   Cost of service revenue                   1,635,427            30,885                                  1,666,312
                                          ------------      ------------       ------------            ------------
          Total Cost of Revenues             8,418,947            93,101            (39,534)              8,472,514

Gross Profit                                13,191,808            19,217            (26,356)             13,184,669

Operating Expenses:
   General and administrative                2,699,606           280,714                                  2,980,320
   Sales and marketing                       1,547,120           332,899                                  1,880,019
   Research and development                  3,846,654           581,156                                  4,427,810
                                          ------------      ------------       ------------            ------------
          Total Operating Expenses           8,093,380         1,194,769                  -               9,288,149

Income (Loss) from Operations                5,098,428        (1,175,552)           (26,356)              3,896,520

Other Income (Expense)                          83,375             7,259                                     90,634
                                          ------------      ------------       ------------            ------------

Income (Loss) Before Income Taxes            5,181,803        (1,168,293)           (26,356)              3,987,154

Tax Provision                                2,029,395                 -           (465,913)  (2)         1,563,482
                                          ------------      ------------       ------------            ------------

Net Income (Loss)                         $  3,152,408      $ (1,168,293)      $    439,557            $  2,423,672
                                          ============      ============       ============            ============


NET INCOME PER COMMON SHARE:              $       0.14                                                 $       0.11
                                          ============                                                 ============


WEIGHTED AVERAGE SHARES OUTSTANDING:

                                            21,811,082                                                   22,169,494
                                          ============                                                 ============

             See notes to pro forma combined financial statements.

                              YURIE SYSTEMS, INC.
                Unaudited Pro Forma Combined Statement of Income
                      For the Year Ended December 31, 1995


                                                                                          Pro Forma
                                             Yurie              Data           -------------------------------
                                          Systems, Inc.      Labs, Inc.        Adjustments          Combined
                                          ------------      ------------       ------------       ------------
Revenues:
   Product revenue                        $  2,869,937      $      9,945       $         --       $  2,879,882
   Service revenue                           1,992,669           641,247                             2,633,916
   Other revenue                             1,108,333                --                             1,108,333
                                          ------------      ------------       ------------       ------------
         Total Revenues                      5,970,939           651,192                 --          6,622,131

Cost of Revenues:
   Cost of product revenue                   1,326,702             2,264                 --          1,328,966
   Cost of service revenue                   1,184,093           146,009                             1,330,102
                                          ------------      ------------       ------------       ------------
          Total Cost of Revenues             2,510,795           148,273                 --          2,659,068

Gross Profit                                 3,460,144           502,919                 --          3,963,063

Operating Expenses:
   General and administrative                1,588,154           282,485                             1,870,639
   Sales and marketing                              --             4,701                                 4,701
   Research and development                    427,815           134,782                               562,597
                                          ------------      ------------       ------------       ------------
          Total Operating Expenses           2,015,969           421,968                 --          2,437,937

Income from Operations                       1,444,175            80,951                 --          1,525,126

Other Income (Expense)                          13,341           (15,117)                               (1,776)
                                          ------------      ------------       ------------       ------------

Income Before Income Taxes                   1,457,516            65,834                 --          1,523,350

Tax Provision                                  560,661            14,024                               574,685
                                          ------------      ------------       ------------       ------------

Net Income                                $    896,855      $     51,810       $         --       $    948,665
                                          ============      ============       ============       ============


NET INCOME PER COMMON SHARE:              $       0.04                                            $       0.04
                                          ============                                            ============


WEIGHTED AVERAGE SHARES OUTSTANDING:

                                            21,710,064                                              22,068,476
                                          ============                                            ============


              See notes to pro forma combined financial statements.

                             YURIE SYSTEMS, INC.
             Notes to Unaudited Pro Forma Combined Financial Data

Note 1: The pro forma financial data reflects the issuance of 358,412 shares of Yurie Systems, Inc. common stock for an aggregate of 8,029,700 shares of preferred and common stock of Data Labs (including warrants, vested options and 206,500 unvested options representing 50% of the unvested options of Data Labs) in connection with the merger.

Note 2: The adjustments to the pro forma combined financial data are as follows:

       (1) To eliminate intercompany sales and/or record related gross profit upon realization.

       (2) To eliminate the valuation allowance attributable to the net operating loss carryforwards.

       (3) To record the accrual of costs incurred to consummate the Merger.

       (4) To record current period effect of pro forma adjustments on net income and recognize carryover effect of prior period pro forma adjustments.

       (5) To record the exchange of stock.

Note 3: The pro forma statements of income exclude the estimated non-recurring merger costs of approximately $500,000.

                                Data Labs, Inc.


                                 Balance Sheets
                        As of December 31, 1996 and 1995


                                                     Assets

                                                                                                 1996              1995
                                                                                             -----------       -----------
Current assets:
     Cash and cash equivalents                                                               $ 2,016,252       $    22,756
     Accounts receivable                                                                          74,084            62,898
     Prepaid expenses and other assets                                                            17,319             3,672
                                                                                             -----------       -----------
         Total current assets                                                                  2,107,655            89,326

Furniture and equipment                                                                          209,970            47,372
                                                                                             -----------       -----------
                  Total assets                                                               $ 2,317,625       $   136,698
                                                                                             ===========       ===========

                                         Liabilities and Stockholders' Equity


Current liabilities:
     Accounts payable                                                                        $   110,015       $      --
     Accrued expenses and other current liabilities                                               93,587            23,425
                                                                                             -----------       -----------
                  Total current liabilities                                                      203,602            23,425

Capital lease obligations, net of current portion                                                 38,210              --
                                                                                             -----------       -----------
                  Total liabilities                                                              241,812            23,425

Commitments and contingencies (Note 5)

Stockholders' equity:
     Series A - Preferred stock, $.001 par value, 3,200,000 shares authorized,
       3,130,000 and none issued or outstanding in 1996 and 1995, respectively, entitled to $1 per share liquidation preference ($3,130,000 in the aggregate)
                                                                                               3,130,000              --
     Series A1 - Preferred stock, $.001 par value, 3,200,000 authorized, none issued or
       outstanding                                                                                  --                --
     Common stock, $.001 par value, 10,000,000 shares authorized, 3,257,534 and
       3,249,200 issued and outstanding in 1996 and 1995, respectively                             3,258             3,249
     Additional paid-in capital                                                                      824              --
     Accumulated deficit                                                                      (1,058,269)          110,024
                                                                                             -----------       -----------
                                                                                               2,075,813           113,273
                                                                                             -----------       -----------
                  Total liabilities and stockholders' equity                                 $ 2,317,625       $   136,698
                                                                                             ===========       ===========


     The accompanying notes are an integral part of these balance sheets.

                                Data Labs, Inc.


                           Statements of Operations
                For the Years Ended December 31, 1996 and 1995


                                                           1996                1995
                                                       -----------         -----------
Revenues:
     Product sales                                     $    75,058         $     9,945
     Contract                                               37,260             641,247
                                                       -----------         -----------
                  Total revenues                           112,318             651,192

Operating expenses:
     Costs of revenues                                      93,101             148,273
     Sales and marketing                                   332,899               4,701
     General and administrative                            280,714             282,485
     Research and development                              581,156             134,782
                                                       -----------         -----------
                  Total operating expenses               1,287,870             570,241

Other (income) expense                                      (7,259)             15,117
                                                       -----------         -----------

Income (loss) before provision for income taxes         (1,168,293)             65,834

Provision for income taxes                                    --                14,024
                                                       -----------         -----------
Net income (loss)                                      $(1,168,293)        $    51,810
                                                       ===========         ===========


       The accompanying notes are an integral part of these statements.

                                 Data Labs, Inc.


                       Statements of Stockholders' Equity
                 For the Years Ended December 31, 1996 and 1995


                                                         Common Stock
                                                   ------------------------
                                                                               Additional
                                     Preferred                                   Paid-in       Accumulated
                                       Stock        Shares         Amount        Capital         Deficit         Total
                                  -----------      ---------    -----------    -----------    -----------     -----------
Balance, December 31, 1994        $      --        3,249,200    $     3,249    $      --      $    58,214     $    61,463
     Net income                          --             --             --             --           51,810          51,810
                                  -----------      ---------    -----------    -----------    -----------     -----------
Balance, December 31, 1995               --        3,249,200          3,249           --          110,024         113,273
     Exercise of stock options           --            8,334              9            824           --               833
     Preferred stock issuance       3,130,000           --             --             --             --         3,130,000
     Net loss                            --             --             --             --       (1,168,293)     (1,168,293)
                                  -----------      ---------    -----------    -----------    -----------     -----------
Balance, December 31, 1996        $ 3,130,000      3,257,534    $     3,258    $       824    $(1,058,269)    $ 2,075,813
                                  ===========      =========    ===========    ===========    ===========     ===========


        The accompanying notes are an integral part of these statements.

                                 Data Labs, Inc.


                            Statements of Cash Flows
                 For the Years Ended December 31, 1996 and 1995


                                                                                             1996            1995
                                                                                         -----------      -----------
Cash flows from operating activities:
     Net (loss) income                                                                   $(1,168,293)     $51,810
     Adjustments to reconcile net (loss) income to net cash flows provided by operating activities-
         Depreciation                                                                         37,015       15,833
         Changes in assets and liabilities:
              Accounts receivable                                                            (11,186)     (62,898)
              Prepaid expenses and other assets                                              (13,647)      29,803
              Accounts payable                                                               110,015          -
              Accrued expenses and other current liabilities                                  53,542       23,425
                                                                                         -----------      -------
                                                                                            (992,554)      57,973
                                                                                         -----------      -------

Cash flows used in investing activities:
     Purchase of furniture and equipment                                                    (144,783)     (36,886)
                                                                                         -----------      -------

Cash flows from financing activities:
     Preferred stock issuance                                                              3,130,000            -
     Common stock issuance                                                                       833            -
                                                                                         -----------      -------
                                                                                           3,130,833            -
                                                                                         -----------      -------

Net increase in cash and cash equivalents                                                  1,993,496       21,087

Cash and cash equivalents, beginning of year                                                  22,756        1,669
                                                                                         -----------      -------
Cash and cash equivalents, end of year                                                   $ 2,016,252      $22,756
                                                                                         ===========      =======

Supplemental disclosure:
     Cash paid during the year for income taxes                                                    -       14,024

Supplemental schedule of noncash investing and financing activities:
     In 1996, the Company entered into capital leases totaling $55,000 for equipment


       The accompanying notes are an integral part of these statements.

                                 Data Labs, Inc.


                          Notes to Financial Statements
                        As of December 31, 1996 and 1995



1.   The Company:

Business

Data Labs, Inc. (the "Company") designs, manufactures and markets telecommunications and data communications networking products. These products enable network administrators to preserve existing network infrastructures and meet current technology needs while still allowing for future expansion. The Company currently markets and sells their products to network service providers, equipment vendors and end users.

The Company is in the early stages of developing the market for its products. Certain products proposed to be offered by the Company have not been fully developed and will require additional research and development. There can be no assurance that the Company's research and development activities will result in the development of additional products that can be marketed in a commercially successful manner, or that any such products will be able to compete with other products that may be marketed at the time the Company's products become available. The Company is dependent on the principal members of its technical and management staff, and the loss of any of their services may impede the achievement of certain of the Company's product development activities.

The continued development of the Company's products and markets will require substantial additional capital. There can be no assurance that the Company will be able to obtain additional financing when needed, if at all, or on terms acceptable to the Company.

Recapitalization of Common Stock

The Company, a Maryland corporation, elected to change its capital structure in June 1996 and reincorporate into Data Labs, Inc., a Delaware corporation (the "Recapitalization"). Pursuant to the Recapitalization and amended certificate of incorporation, the Company exchanged existing outstanding common stock for 3,249,200 shares of $.001 par value common stock completing a 50 to 1 stock split. All amounts have been restated to reflect the 50 to 1 stock split and change in par value.

2. Summary of Significant Accounting Policies:

Revenue Recognition

Revenue relating to product sales is generally recognized upon shipment. Revenue under product development contracts is recognized on a percentage-of-completion basis.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of 90 days or less as cash equivalents. Cash equivalents at December 31, 1996, consist primarily of U.S. Treasury bills and certificates of deposit. All investments are classified as held-to-maturity securities and, accordingly, are carried at cost.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents. The Company had concentrations of cash in a single bank in the form of demand deposits and certificates of deposit totaling approximately $980,000 at December 31, 1996.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Furniture and Equipment

Furniture and fixtures, computers, and equipment are stated at cost, less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the assets, generally three to five years.

Furniture and equipment consist of the following:


                                               As of December 31,
                                            -----------------------
                                               1996          1995
                                            ---------     ---------
          Furniture and fixtures            $  13,838     $   9,494
          Computers and equipment             261,109        65,840
                                            ---------     ---------
                                              274,947        75,334
          Less- Accumulated depreciation      (64,977)      (27,962)
                                            ---------     ---------
                     Total                  $ 209,970     $  47,372
                                            =========     =========


SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," was adopted by the Company for fiscal year ending December 31, 1996. The adoption did not have a material effect on the Company's financial position.

3.   Accrued Expenses and Other Current Liabilities:

Accrued expenses and other current liabilities consist of the following:


                                                         As of December 31,
                                                         ------------------
                                                           1996      1995
                                                         -------    -------
          Salaries                                       $37,512    $ 7,317
          Vacation                                        38,265     16,108
          Current portion of capital lease obligation     16,620       --
          Other                                            1,190       --
                                                         -------    -------
                    Total                                $93,587    $23,425
                                                         =======    =======


4.   Income Taxes:

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109 "Accounting for Income Taxes." Under the provisions of SFAS No. 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences of temporary differences and income tax credits. Temporary differences are primarily the result of the differences between the tax basis of assets and liabilities and their financial reporting amounts. Deferred tax assets and liabilities are measured by applying enacted statutory tax rates applicable to the future years in which deferred tax assets or liabilities are expected to be settled or realized. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

At December 31, 1996, the Company had a net operating loss carryforward of approximately $1.1 million for Federal income tax reporting purposes. The amount of U.S. net operating loss carryforwards available to be issued in any given year may be limited in the event of significant changes in ownership of the Company.

SFAS No. 109 requires that the tax benefit of financial reporting net operating losses and tax credits be recorded as an asset to the extent that management assesses the utilization of such net operating losses and tax credits to be "more likely than not." As of December 31, 1996, the Company's net deferred tax assets were approximately $400,000 and a valuation reserve was recorded against the entire amount.

5. Commitments and Contingencies:

The Company is obligated under an operating lease for space in its office building and capital lease obligations for equipment. The lease term expires in March 1999 and May 2000, respectively.

Future minimum lease payments are as follows:


        Year Ended
       December 31,
       ------------
           1997                                         $110,535
           1998                                          113,355
           1999                                           41,346
           2000                                            4,970
                                                       ---------
                  Total                                 $270,206
                                                       =========


Rent expense charged to operations during the years ended December 31, 1996 and 1995, was $55,612 and $36,589, respectively.

6.   Stock Option Plan:

During 1996, the Company adopted a stock option plan (the "Plan") and reserved 2,100,800 shares for issuance. The Board of Directors administers the Plan and determines the price, vesting, and other terms upon which awards shall be made. All options have been granted with an exercise price equal to the fair market value of the Company's common stock on date of grant as determined by the Board of Directors. Options granted under the Company's plan generally expire three months after termination of employment or five to ten years after date of grant. A summary of option transactions during 1996 is as follows.

                                                                                                  Option
                                                                                   Weighted        Price
                                                                  Number of        Average          Per
                                                                Stock Options   Exercise Price     Share
                                                                -------------   --------------    -------
           Outstanding at January 1, 1996                             -                -             -
                Options granted                                    837,000        $.10 - $.11    $.10 - $.11
                Options exercised                                   (8,334)           $.10          $.10
                                                               -----------        -----------    -----------
           Outstanding at December 31, 1996                        828,666        $.10 - $.11    $.10 - $.11
                                                               ===========        ===========    ===========
           Exercisable at December 31, 1996                        357,502            $.10       $.10 - $.11
           Unexercisable at December 31, 1996                      471,164            $.10       $.10 - $.11


The Company accounts for the Plan under APB Opinion No. 25, under which no compensation cost has been recognized. Net loss, on a pro forma basis assuming that the Company had determined compensation cost consistent with SFAS No. 123, would have been increased by $55,000 to $1,223,293 in 1996.

The fair value for options was estimated at the date of grant using the minimum value method with the following weighted-average assumptions for 1996: risk free interest rates of 6.33 percent during the period, no expected dividend yields, no volatility in the expected market price of the Company's common stock and the estimated life of the option is the contractual term of the option. The weighted average fair value of options granted during 1996 was $.05.

7. Preferred Stock:

In July 1996, the Company amended it's certificate of incorporation to authorize two new classes of Convertible, Redeemable, and Voting preferred stock ("Preferred Stock"). Preferred Stock can be issued in two series, A and A1. Dividends are not cumulative and are paid at the rate of $.10 per share, per annum, if declared by the Board of Directors. No series A1 Preferred Stock has been issued.

In 1996, the Company issued 3,130,000 shares of Series A preferred stock for $1 per share. The Preferred Stock is redeemable any time after June 30, 2001, upon written request of not less than sixty-five percent of the outstanding preferred stockholders. The redemption shall be paid in cash equal to the original issue price per share ($1) plus any declared but unpaid dividends. The declared and unpaid dividends accrue interest at the rate of 10 percent compounded annually.

Each share of the Preferred Stock is convertible into common stock at any time prior to the fifth day before redemption of the Preferred Stock at a 1 to 1 ratio. The Preferred Stock automatically converts to common stock upon a firm commitment of an underwritten public offering, at not less than $5.00 per share or $10,000,000 in aggregate proceeds. Conversion to common stock can also occur upon written request of 65 percent of the outstanding preferred stockholders.

In the event of liquidation, dissolution, or winding up of the Company, the holders of each share of Preferred Stock are entitled to redeem their shares for $1 for each outstanding share of Preferred Stock.

The Preferred Stock and other shareholder agreements provide for certain registration rights, preemptive rights with respect to future issuances of equity securities and rights of first refusal and co-sale in the event that the stockholders sell their shares.

Warrants

In connection with the issuance of the series A preferred stock the Company issued 900,000 warrants to purchase common stock at $.10 a share. The warrants have a 10 year term.

8. Stock Purchase Agreements:

The Company has in place several contingent stock purchase agreements whereby the Company reserves the right to repurchase shares of common stock from key employees upon termination of employment. The amount of shares that the Company can repurchase decreases ratably over a four year period. In the event of voluntary termination or termination for cause by the Company the purchase price is $.002 per share, the employee's original purchase price. If termination is for any other reason the purchase price will be the fair market value at the date of termination.

9. Line of Credit:

In October 1996, the Company entered into a line-of-credit agreement for $400,000 that matures on April 5, 1998. The line of credit accrues interest at a rate of prime plus 1-1/2 percent. There were no borrowings outstanding at December 31, 1996.

                                Data Labs, Inc.


                                Balance Sheets
                As of September 30, 1997 and December 31, 1996


                                    Assets

                                                  September 30,    December 31,
                                                       1997            1996
                                                  -------------    -------------
                                                   (Unaudited)
Current assets:
  Cash and cash equivalents                       $     318,142    $   2,016,252
  Accounts receivable                                    41,696           74,084
  Inventory                                             291,027             -
  Prepaid expenses and other current assets                -              17,319
                                                  -------------    -------------
                   Total current assets                 650,865        2,107,655

Furniture and equipment                                 211,289          209,970

Deposits                                                  4,174             -
                                                  -------------    -------------
                   Total assets                   $     866,328    $   2,317,625
                                                  =============    =============

                     Liabilities and Stockholders' Equity

Current liabilities
  Accounts payable                                $     140,000    $     110,015
  Accrued expenses and other current liabilities        310,904           93,587
  Line of credit                                        300,000             -
                                                  -------------    -------------
           Total current liabilities                    750,904          203,602

Capital lease obligations, net of current portion        25,745           38,210
                                                  -------------    -------------
           Total liabilities                            776,649          241,812

Commitments and Contigencies

Stockholders' equity:
  Series A-Preferred stock $.001 par value,
    3,200,000 shares authorized, 3,130,000
    outstanding as of September 30, 1997
    and December 31, 1996                             3,130,000        3,130,000
  Series A1-Preferred stock, $.001 par value,
    3,200,000 authorized, none issued or
    outstanding                                            -                -

  Common stock, $.001 par value, 10,000 shares
    authorized, 3,270,035 and 3,257,534 issued
    and outstanding as of September 30, 1997
    and December 31, 1996, respectively                   3,270            3,258
  Additional paid-in capital                              2,063              824
  Accumulated deficit                                (3,045,654)      (1,058,269)
                                                  -------------    -------------
                                                         89,679        2,075,813
                                                  -------------    -------------

           Total liabilities and stockholders'
             equity                               $     866,328    $   2,317,625
                                                  =============    =============


                                Data Labs, Inc.


                           Statements of Operations

             For the Nine Months Ended September 30, 1997 and 1996

                                  (unaudited)


                                              1997               1996
                                         -------------       ------------
                                           (unaudited)        (unaudited)
Revenues:
     Product sales                        $   265,918         $      995
     Contract                                                     37,260
                                         -------------       ------------
            Total revenues                    265,918             38,255

Operating Expenses
     Costs of revenues                        158,128             19,250
     Sales and marketing                      750,675            130,098
     General and administrative               605,947            221,841
     Research and development                 767,753            323,409
                                         -------------       ------------
            Total operating expenses        2,282,503            694,598

Other income, net                             (29,200)            (4,677)
                                         -------------       ------------
Net loss                                  $(1,987,385)        $ (651,666)
                                         =============       ============

                                Data Labs, Inc.


                           Statements of Cash Flows
             For the Nine Months Ended September 30, 1997 and 1996
                                  (unaudited)


                                                                        1997                      1996
                                                                  --------------            ---------------
                                                                    (unaudited)                (unaudited)
Cash flows from operating activities:
     Net loss                                                     $  (1,987,385)            $     (592,957)
     Adjustments to reconcile net loss to net cash flows
       provided by operating activities-
          Depreciation                                                   39,093                     12,317
          Changes in assets and liabilities:
              Accounts receivable                                        32,388                     62,898
              Inventory                                                (291,027)                         -
              Prepaid expenses and other current assets                  17,319                     (4,096)
              Deposits                                                   (4,174)
              Accounts payable                                           29,985                     34,902
              Accrued expenses                                          217,317                     75,555
                                                                  --------------            ---------------
                                                                     (1,946,484)                  (411,381)
                                                                  --------------            ---------------

Cash flows used in investing activities:
     Purchase of furniture and equipment                                (40,412)                   (51,539)
                                                                  --------------            ---------------

Cash flows from financing activities:
     Preferred stock issuance                                                 -                  3,055,000
     Common stock issuance                                                1,251                          -
     Proceeds from line of credit                                       300,000                          -
     Payments of capital lease obligation                               (12,465)                         -
                                                                  --------------            ---------------
                                                                        288,786                  3,055,000
                                                                  --------------            ---------------

Net increase (decrease) in cash and cash equivalents                 (1,698,110)                 2,592,080
Cash and cash equivalents, beginning of period                        2,016,252                     22,756
                                                                  --------------            ---------------
Cash and cash equivalents, end of period                          $     318,142             $    2,614,836
                                                                  ==============            ===============

Supplemental disclosure:
    Cash paid during the period for interest                             11,200                          -
                                                                  ==============            ===============